               Prospectus Supplement to Prospectus dated April 23, 1998



                          PATRIOT AMERICAN HOSPITALITY, INC.

                           1,818,182 Shares of Common Stock


                              WYNDHAM INTERNATIONAL, INC.

                           1,818,182 Shares of Common Stock


     This Prospectus Supplement and the attached Prospectus relate to the offering and sale of 1,818,182 shares of the Common Stock, par value $.01 per share (the "Patriot Common Stock"), of Patriot American Hospitality, Inc. ("Patriot") and 1,818,182 shares of the Common Stock, par value $.01 per share (the "Wyndham Common Stock"), of Wyndham International, Inc. ("Wyndham"), which shares are "paired" and trade as units consisting of one share of the Patriot Common Stock and one share of Wyndham Common Stock (the "Paired Common Stock"). All of the shares of Paired Common Stock offered hereby are being registered for the account of the stockholders of Patriot and Wyndham listed below:

     Selling Stockholder           Shares of Paired Common Stock Registered
     -------------------           ----------------------------------------
     AMK Conquistador, S.E.                         280,000
     MILTK Associates L.P.                           87,273
     MWP Corp.                                      145,455
     Milton A. Koffman                               30,909
     Posadas de Flamboyan Associates, L.P.          130,909
     Public Loan Company, Inc.                       85,000
     Ruthanne Koffman                                30,909
     Smith Barney Inc.                            1,027,727




               The date of this Prospectus Supplement is July 8, 1998.